SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Twin Disc, Incorporated
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Explanatory Note

This filing corrects two clerical errors and clarifies a statement made in the 2010 Proxy Statement of Twin Disc, Incorporated for the Annual Meeting of Shareholders that will take place on October 15, 2010.

The Proxy Statement that was filed with the Securities and Exchange Commission on September 15, 2010 (the “Proxy Statement”) stated in the Notice of Annual Meeting of Shareholders, under purpose number 4, that PricewaterhouseCoopers LLP was to be ratified as independent auditors for the fiscal year ending June 30, 2010.  The fiscal year ending date should have been stated as June 30, 2011.  In all other locations in the Proxy Statement, as well as on the proxy voting card previously mailed by the Corporation, the fiscal year ending date was correctly stated as June 30, 2011.

The Proxy Statement stated, in the “Board Of Directors Meetings And Attendance” and “Directors Committee Meetings And Attendance” sections (the “Meetings and Attendance Sections”), that there were two absences from the Corporation’s Board of Directors meetings held during fiscal year 2010.  This statement inadvertently included one absence from a committee meeting held during fiscal year 2010; there was, in fact, only one absence from the Corporation’s Board of Directors meetings held during fiscal year 2010.

To clarify the statements made pertaining to Director attendance, the Corporation is replacing the Meetings and Attendance Sections contained in the Proxy Statement with revised language, as set forth below.

Amendment

In purpose number 4 of the Notice of Annual Meeting of Shareholders, the fiscal year ending date is changed from June 30, 2010 to June 30, 2011.

The following language replaces the referenced Meetings and Attendance Sections:

Meetings of the Board of Directors and Board Committees; Attendance

The Corporation’s Board of Directors met six times during the year ended June 30, 2010.  At one meeting, one Director was absent.  At the other five meetings, all Directors were in attendance.  The Audit Committee and Nominating and Governance Committee each met five times during the year.  The Compensation Committee and Pension Committee each met three times, and the Finance Committee met two times.  During the year, each Director and, in particular, each Director nominated by the Board for election at the annual meeting attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Committees on which the Director served.

Except as specifically stated above, this amendment does not amend, modify or update any disclosures contained in the Proxy Statement.